SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 1

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2000

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-24742
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

This Amendment No. 1 hereby amends information contained in Item 7 of the Current Report on Form 8-K filed by U.S. Wireless Data, Inc. with the Securities and Exchange Commission, dated December 21, 2000 relating to its acquisition of the common stock of NXT Corporation on December 21, 2000.

On December 21, 2000, we completed our previously announced acquisition of all of the issued and outstanding shares of capital stock of NXT Corporation, a Delaware corporation, (“NXT”) pursuant to that certain Agreement and Plan of Merger dated December 13, 2000 by and among us, NXT, NXT Wireless, Inc., our wholly-owned subsidiary, and certain stockholders of NXT, whereby, among other things, our subsidiary has merged with and into NXT and NXT became our wholly-owned subsidiary. NXT, is a leading provider of application delivery and network services for the transaction processing industry. NXT provides its processor clients with value-added credit card transaction processing services that are similar to those provided by us. However, NXT utilizes the fixed wireline telephone network, whereas we utilize wireless carriers. This acquisition brings together complementary technologies, enabling us to offer our customers a full array of services tailored to the needs of each merchant. In addition, NXT adds significant transaction volumes and revenues. NXT currently processes approximately thirty-five (35) million payment transactions per month, providing services to approximately 45,000 merchant locations.

The shareholders of NXT, including holders of certain phantom stock rights in NXT have exchanged their shares of common stock of NXT, for an aggregate of 1,125,000 shares of our common stock having an aggregate value of approximately $2,109,000. We agreed, subject to certain conditions, to pay additional consideration to the NXT shareholders, if the Daily Average Price (as defined in the Agreement) of our common stock for the twenty (20) consecutive trading days ending with the trading day immediately preceding December 21, 2002 is less than $18.40 per share, as adjusted for any stock splits, stock dividends or similar events. Such additional consideration shall be an amount equal to: (i) the number of the original 1,125,000 shares which have not previously been sold or transferred, subject to certain exceptions, multiplied by (ii) the amount, if any, not to exceed $12.40, by which such Daily Average Price is less than $18.40. Such additional consideration shall be paid to the NXT shareholders in cash, to the extent of 10% of the amount of the additional consideration to be paid by us, provided that the aggregate amount of cash paid will not exceed $500,000. Any balance of consideration due shall be paid in shares of our common stock having a value equal to the Daily Average Price, provided however, that for such purposes, in no event shall the value ascribed to our common stock be lower than $6.00 per share.

In addition to the 1,125,000 shares of common stock, we also assumed options for approximately 76,000 shares of our common stock at exercise prices ranging from $7.50 to $33.07 per share. The holders of such options may also be entitled, upon exercise of their options, to additional consideration depending on the Daily Average Price of our common stock for the twenty (20) trading days immediately preceding December 21, 2002.

In connection with the merger, Paymentech, Inc. and Merchant-Link, LLC, NXT’s two largest customers, agreed, subject to certain exceptions, to maintain certain revenue levels of business with NXT over the next twelve (12) months and twenty-four (24) months, respectively. Failure of either of these parties to maintain such levels of business for any reason could materially impair the value of the NXT acquisition to us. Paymentech, Inc. was a stockholder of NXT and Merchant-Link is a wholly-owned subsidiary of Paymentech, Inc.

In connection with the merger, American Express Travel Related Services Company, Inc., a stockholder of and service provider to NXT, agreed to provide certain services at more favorable rates and we agreed that AMEX shall be entitled to designate a person to serve as a member of our board of directors for a period of two (2) years following the closing. We also paid an aggregate of approximately $1.7 million to AMEX and Paymentech to retire certain indebtedness due from NXT to AMEX and Paymentech other than current trade payables. In addition, AMEX will be providing us with $300,000 in marketing, promotion and support funding.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

        (a)         Financial statements of business acquired.

Included in this filing are the audited Balance Sheets as of December 31, 1999 and December 31, 1998 and the Statements of Operations, the Statements of Stockholders' Equity (Deficit), and Statements of Cash Flows for the acquired company, NXT Corporation, for the 4 years ended December 31, 1999 and December 31, 1998. In addition, included are the unaudited Balance Sheets as of September 30, 2000 and September 30, 1999 and the unaudited Statement of Operations and unaudited Statements of Cash Flows for the nine months ended September 30, 2000 and September 30, 1999 of NXT Corporation.

        (b)         Pro forma financial information.

Included in this filing are the unaudited Pro Forma Condensed Financial Statements giving effect to the purchase of NXT Corporation common stock by U.S. Wireless Data, Inc. These pro forma condensed financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited Pro Forma Financial Statements are represented by the Condensed Balance Sheet as of September 30, 2000 and the Statement of Operations for the twelve months ended June 30, 2000 and for the three months ended September 30, 2000.

        (c)         Exhibits

          23.1 Accountants' Consent.

        *99.1 Press Release dated as of December 18, 2000.

          99.2 Financial Statements listed in Item 7(a) above.

          99.3 Pro forma Financial Statements listed in Item 7(b) above.

        *previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             U.S. WIRELESS DATA, INC.
                                                                                   (Registrant)

Dated         March 6, 2001                           By: /s/ Dean M. Leavitt
                                                                               Name: Dean M. Leavitt
                                                                               Title: Chairman & Chief Executive Officer

NXT CORPORATION
Financial Statements
December 31, 1999 and 1998
(With Independent Auditors' Report Thereon)

The Board of Directors and Stockholders
NXT Corporation:

We have audited the accompanying balance sheets of NXT Corporation as of December 31, 1999 and 1998, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NXT Corporation as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                                             /s/ KPMG LLP

October 26, 2000, except as to note 10,
       which is as of December 21, 2000

NXT CORPORATION
Balance Sheets
December 31, 1999 and 1998

                            Assets                                      1999                1998
                                                                        ----                ----
Current assets:
    Cash and cash equivalents ..................................   $    531,368         169,548
    Accounts receivable ........................................        592,404         331,015
    Due from affiliates ........................................         36,429           4,355
    Prepaid expenses and other assets ..........................         32,026          12,374
                                                                   ------------    ------------
                   Total current assets ........................      1,192,227         517,292
Property and equipment, net ....................................        424,069         437,391
Restricted cash ................................................        175,000            --
Intangible contract benefits (net of accumulated amortization
    of $936,000 and $504,000, respectively) ....................        864,000       1,296,000
Deposits and other assets ......................................         27,345          12,459
                                                                   ------------    ------------
                                                                   $  2,682,641       2,263,142
                                                                   ============    ============
                 Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
    Accounts payable ...........................................   $    659,072         551,902
    Accrued expenses ...........................................        239,710          89,506
    Current installments of obligations under capital leases ...         51,315          35,030
    Deferred revenue ...........................................          7,697           7,697
    Current portion due to MLI .................................         32,073          44,295
    Current portion due to American Express ....................         87,500          87,500
    Current portion of secured note due to PTI .................      1,400,000            --
    Current portion of deferred rent ...........................          5,421            --
                                                                   ------------    ------------
                   Total current liabilities ...................      2,482,788         815,930

Obligations under capital leases, excluding current installments         97,543         114,163
Secured note due to PTI ........................................           --           250,000
Note due to MLI, net of current portion ........................           --            32,080
Due to American Express, net of current portion ................         87,500         175,000
Deferred rent, net of current portion ..........................         65,837            --
                                                                   ------------    ------------
               Total liabilities ...............................      2,733,668       1,387,173
                                                                   ------------    ------------
Commitments and contingencies
Stockholders' equity (deficit):
    Common stock, $.01 par value; 10,000,000 shares authorized,
       6,061,758 and 5,454,007 shares issued and outstanding,
       respectively ............................................         60,618          54,540
    Additional paid-in capital .................................     11,621,924       7,533,347
    Accumulated deficit ........................................    (11,733,569)     (6,711,918)
                                                                   ------------    ------------
                   Total stockholders' equity (deficit) ........        (51,027)        875,969
                                                                   ------------    ------------
                                                                   $  2,682,641       2,263,142
                                                                   ============    ============

See accompanying notes to financial statements.

NXT CORPORATION
Statements of Operations
Years ended December 31, 1999 and 1998

                                                       1999          1998
                                                       ----          ----
Revenues:
    Transaction fees ..........................   $ 3,035,877      1,729,220
    Leased line revenue .......................       201,493         79,734
    Software development fees .................       233,040        248,374
    Other .....................................        76,901         40,954
                                                  -----------    -----------
                   Total revenues .............     3,547,311      2,098,282
                                                  -----------    -----------
Operating expenses:
    Transaction fees ..........................     2,578,885      1,556,742
    Connection fees ...........................       309,239        160,823
    Network access fees .......................          --          150,000
    Personnel costs ...........................     2,211,354      1,731,157
    Stock compensation (income) ...............     1,285,025       (333,376)
    General and administrative ................       709,816        459,931
    Contract services .........................       520,696        227,840
    Depreciation and amortization .............       653,022        612,286
    Other .....................................       163,198        130,985
                                                  -----------    -----------
                   Total operating expenses ...     8,431,235      4,696,388
                                                  -----------    -----------
                   Operating loss .............    (4,883,924)    (2,598,106)

Interest income ...............................        42,937         17,893
Gain (loss) on sale of equipment ..............      (100,349)        13,039
Interest expense ..............................       (80,315)       (13,121)
                                                  -----------    -----------
                   Net loss before income taxes    (5,021,651)    (2,580,295)

Income taxes ..................................          --             --
                                                  -----------    -----------
                   Net loss ...................   $(5,021,651)    (2,580,295)
                                                  ===========    ===========

See accompanying notes to financial statements.

NXT CORPORATION
Statements of Stockholders' Equity (Deficit)
Years ended December 31, 1999 and 1998

                                           Common stock           Additional                       Total
                                       ---------------------       paid-in     Accumulated     stockholders'
                                       Shares         Amount       capital       deficit      equity (deficit)
                                       ------         ------      ----------   -----------    ---------------
Balance at
December 31, 1997 ...............     5,400,007        54,000   $ 7,622,388     (4,131,623)     3,544,765

        Stock compensation ......          --            --        (333,376)          --         (333,376)
        Debt to equity conversion        54,000           540       249,460           --          250,000
        Stock issuance costs ....          --            --          (5,125)          --           (5,125)
        Net loss ................          --            --            --       (2,580,295)    (2,580,295)
                                    -----------   -----------   -----------    -----------    -----------
Balance at
December 31, 1998 ...............     5,454,007        54,540     7,533,347     (6,711,918)       875,969

        Common stock issued to
        Paymentech ..............       259,179         2,592     1,197,408           --        1,200,000
        Common stock
        issued to Amex ..........       259,179         2,592     1,197,408           --        1,200,000
        Common stock issued to
        Company's President .....        86,393           864       399,136           --          400,000
        Exercise of stock options         3,000            30         9,600           --            9,630
        Stock compensation ......          --            --       1,285,025           --        1,285,025
        Net loss ................          --            --            --       (5,021,651)    (5,021,651)
                                    -----------   -----------   -----------    -----------    -----------
Balance at
December 31, 1999 ...............     6,061,758        60,618   $11,621,924    (11,733,569)       (51,027)
                                    ===========   ===========   ===========    ===========    ===========

See accompanying notes to financial statements.

NXT CORPORATION
Statements of Cash Flows
Years ended December 31, 1999 and 1998

                                                                              1999         1998
                                                                              ----         ----
Cash flows from operating activities:
    Net loss ..........................................................   $(5,021,651)    (2,580,295)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization ...............................       653,022        612,286
          Loss (gain) on disposal of equipment ........................       100,349        (13,039)
          Stock compensation (income) .................................     1,285,025       (333,376)
          Deferred rent ...............................................        71,258           --
          Decrease (increase) in accounts receivable ..................      (261,389)        52,406
          Decrease (increase) in prepaid expenses and other assets ....       (33,450)     1,083,952
          Decrease in due from/to affiliates ..........................       (32,074)      (100,320)
          Increase in accounts payable and accrued expenses ...........       257,374        498,703
          Increase in deferred revenue ................................          --            7,697
                                                                          -----------    -----------
                   Net cash used in operating activities ..............    (2,981,536)      (771,986)
                                                                          -----------    -----------
Cash flows from investing activities:
    Purchases of furniture and equipment ..............................      (270,176)      (117,515)
    Patent ............................................................        (1,088)          --
    Proceeds from sale of equipment ...................................         2,067         20,276
                                                                          -----------    -----------
                   Net cash used in investing activities ..............      (269,197)       (97,239)
                                                                          -----------    -----------
Cash flows from financing activities:
    Net proceeds from promissory note issuances .......................     1,150,000        500,000
    Proceeds from sale of common stock ................................     2,800,000           --
    Proceeds from exercise of common stock options ....................         9,630           --
    Principal payments on American Express advance ....................       (87,500)       (87,500)
    Principal payments on capital lease obligations ...................       (40,275)       (14,043)
    Principal payment on notes payable ................................       (44,302)          --
    Restricted cash ...................................................      (175,000)          --
    Stock issuance costs ..............................................          --           (5,125)
                                                                          -----------    -----------
                   Net cash provided by financing activities ..........     3,612,553        393,332
                                                                          -----------    -----------
                   Net increase (decrease) in cash and cash equivalents       361,820       (475,893)

Cash and cash equivalents, beginning of year ..........................       169,548        645,441
                                                                          -----------    -----------
Cash and cash equivalents, end of year ................................   $   531,368        169,548
                                                                          ===========    ===========
Supplemental disclosure of cash flow information:
    Interest paid .....................................................   $    23,142          5,121
    Income taxes paid .................................................          --             --
                                                                          ===========    ===========
Supplemental disclosure of non-cash investing and financing
    activities:
       Capital lease obligations ......................................   $    39,940        163,236
       Furniture and equipment acquired with note due to MLI ..........          --           76,375
       Debt converted to equity .......................................          --          250,000
                                                                          ===========    ===========

See accompanying notes to financial statements.

(1)       Summary of Significant Accounting Policies

NXT Corporation (“NXT” or the “Company”) was incorporated in Delaware on November 20, 1995. The Company provides data transaction transport and custom software development services. The Company operates in the credit card industry, which is highly competitive and subject to risks of technological obsolescence. The Company is dependent upon revenues generated from transactions with certain related parties within the industry, and the majority of its financing has been provided by these related parties.

        (a)         Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        (b)         Revenue Recognition

Transaction fee revenue is earned from the translation and transport of credit card transactions and is recognized as the services are provided. Leased line revenue is recognized as the services are provided. Software development fee revenue is derived from the development of customized software and is recognized upon delivery of the software. Amounts received in advance of meeting the revenue recognition criteria are deferred.

        (c)         Depreciation, Amortization and Recoverability of Long-Lived Assets

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives, as follows:

                                  Computer and office equipment                  3 years
                                  Computer software                                      3 years
                                  Furniture and fixtures                                  5 years
                                  Leasehold improvements                             5 years or lease term, if shorter

Equipment under capital lease is amortized over the shorter of the lease term or its estimated useful life.

NXT’s policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are recognized as the excess of the carrying amount over the fair market value of the asset.

        (d)         Income Taxes

The Company recognizes income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (e)         Stock-Based Compensation

The Company accounts for employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Under APB Opinion No. 25, compensation expense is based upon the difference, if any, between the fair value of the Company’s stock and the exercise price on the date of the grant. Options to purchase common stock granted to other than employees as consideration for goods or services rendered are measured at fair value and are recognized as the goods or services are provided.

        (f)         Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents. Cash equivalents of $531,046 and $169,348 at December 31, 1999 and 1998, respectively, consist of overnight repurchase agreements. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits.

Restricted cash at December 31, 1999 consists of a certificate of deposit in the amount of $175,000 in support of a letter of credit held by the lessor of a portion of the Company’s office space.

        (g)         Software Development Costs

Software development costs are expensed as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, does not materially affect the Company.

        (h)         Comprehensive Income

In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements, but does not affect the Company’s financial position or results of operations. Net loss as reported in the statements of operations is the Company’s only component of comprehensive income during all periods presented.

        (i)         Liquidity

During 1999 and 1998, the Company incurred significant net losses and did not generate sufficient cash flows from operations to cover operating expenses and other obligations. At December 31, 1999, the Company had negative working capital of approximately ($1,291,000) and an accumulated deficit of approximately $12,000,000. The Company has future cash requirements to continue to fund its operations and planned growth and there can be no assurance that the Company will be able to obtain adequate financing or generate sufficient cash flows necessary to satisfy these cash requirements.

(2)       Related Party Transactions

The Company receives from and provides services to two of its major shareholders, Paymentech, Inc. ("PTI"), a subsidiary of First USA Inc. and its subsidiary, Merchant Link, Inc. ("MLI"), and American Express Travel Related Services Company, Inc. ("Amex"). Additionally, the Company's president is the majority owner of Maximize, Inc. ("Maximize") which transacts certain business with the Company. During 1999 and 1998 the Company had the following transactions with PTI, MLI, Amex, and Maximize:

        (a)         PTI

During 1999 and 1998, the Company recorded approximately $1,148,000 and $705,000, respectively, in transaction fee revenue from PTI for monthly data transport services, $89,000 and $0, respectively, for leased line revenue, and $3,000 and $21,000, respectively, for software development services. At December 31, 1999 and 1998, accounts receivable from PTI were approximately $241,000 and $80,000, respectively.

On July 31, 1998, the Company issued an unsecured promissory note to PTI in the amount of $250,000 with a maturity date of January 31, 1999. On January 4, 1999, the note was canceled and reissued as a secured promissory note with a maturity date of January 31, 2000. The secured promissory note bears interest at 8 percent per annum and is convertible into common stock at $4.63 per share. During 2000, PTI further extended the maturity date to December 31, 2000.

Also on January 4, 1999, the Company issued an additional secured promissory note to PTI in the amount of $400,000 with a maturity date of January 31, 2000. The note was cancelled on September 3, 1999 and the balance was converted into a secured convertible promissory note with a maturity date of January 31, 2000 that permits borrowings up to $2,400,000. The note bears interest at 8 percent per annum and is convertible into common stock at $4.63 per share. At December 31, 1999, the Company had outstanding borrowings of $1,150,000 against the note, plus accrued interest of approximately $65,000. During 2000, the Company borrowed the remaining $1,250,000 of principal available under the note, and PTI extended the maturity date of the note to December 31, 2000.

        (b)         MLI

MLI uses the NXT network for transaction transport services as contracted for in a service agreement dated June 21, 1996. MLI also leases office space to NXT and has provided certain additional services including, during 1998, monthly management consulting services at cost, in addition to office space and supplies. During 1999 and 1998, the Company recorded transaction fee revenue of approximately $1,367,000 and $1,020,000, respectively, and incurred expenses of $132,000 and $148,000, respectively, for network monitoring costs. During 1998, NXT incurred $102,000 for salaries and related costs relating to management consulting services and $220,000 for office space and supplies. The Company also recorded software development fee revenue of approximately $128,000 and $33,000 during 1999 and 1998, respectively. At December 31, 1999 and 1998, accounts receivable from MLI were approximately $263,000 and $190,000 respectively, and accounts payable were $36,000 and $148,000, respectively.

Effective September 1, 1998, the Company began subleasing office space which had previously been shared by MLI and the Company. This sublease expires on August 30, 2001. Upon entering the sublease the Company acquired from MLI existing furniture and fixtures in exchange for a secured promissory note totaling $76,375. The note bears interest at 8 percent per annum and is payable in equal installments of $3,327 commencing October 1, 1998 and continuing for an additional 24 months thereafter.

        (c)         Amex

Pursuant to an agreement with Amex dated January 29, 1996, as amended on October 14, 1997 (the “Agreement” or the “amended Agreement”), the Company provides to, and receives from, Amex various services related to the transport and management of credit card transactions. In each of 1999 and 1998, the Company recorded revenue from Amex of approximately $80,000 from transaction fees and leased line reimbursements, and $0 and $68,000, respectively, from software development and other services. The Company also recognized costs of sales to Amex of approximately $2,544,000 and $1,707,000 for transaction transport services, host connection fees and transaction commissions during 1999 and 1998, respectively. As of December 31, 1999 and 1998, included in the accounts payable balance was approximately $488,000 and $290,000, respectively, due to Amex. Amex has agreed to defer all charges incurred by NXT since March 2000 until December 31, 2000.

Pursuant to the Agreement between the Company and AMEX, NXT is required to reimburse Amex a $350,000 advance made to NXT in 1995. Such reimbursement is non-interest bearing and is payable in equal monthly installments in the amount of $7,292 commencing January 1, 1998 and continuing for an additional 47 months thereafter.

Also, in accordance with the terms of the amended Agreement, NXT was also required to pay Amex a fee of $300,000. Such fee was payable in twenty-four equal monthly installments of $12,500 (on a non-interest bearing basis), commencing on January 1, 1997, and was fully repaid in December 1998.

        (d)         Maximize

During 1999 and 1998, the Company recorded revenue from Maximize of approximately $64,000 and $124,000, respectively, for software development services and data support fees. During 1999, Maximize refunded to NXT approximately $15,000 for staff salary costs for administrative services and approximately $33,000 for office expenses.

        (e)         President of the Company

On July 31, 1998, the Company issued a $250,000 unsecured convertible promissory note to the Company’s president. In September 1998, the Company’s president converted the note into common stock at a rate of $4.63 per share, resulting in the issuance of 54,000 shares.

(3)       Property and Equipment

        Property and equipment consists of the following at December 31, 1999 and 1998:

                                                              1999      1998
                                                              ----      ----

Computer equipment                                      $   660,982      560,685
Computer software                                            99,538       53,280
Office furniture and equipment                              150,865      144,632
Leasehold improvements                                       16,930        4,312
                                                          ---------    ---------
                                                            928,315      762,909
Less accumulated depreciation and amortization             (504,246)    (325,518)
                                                          ---------    ---------
                                                        $   424,069      437,391
                                                          =========    =========

Included in computer equipment at December 31, 1999 and 1998 is $62,939 and $162,236, respectively, of computer and network equipment under capital leases with accumulated amortization of $17,453 and $18,712, respectively.

(4)       Lease Commitments

NXT has entered into capital leases for certain computer and network equipment that expire on various dates through 2002. On September 1, 1998, the Company entered into a noncancelable operating lease for office space, previously shared by MLI and the Company (note 2), that expires August 30, 2001. During 1999, the Company entered into an operating lease with an unrelated party for additional office space.

Upon the expiration of the existing sublease with MLI in August 2001, the Company has committed to renew their existing lease agreement with the lessor at the then prevailing market rate.

Future minimum lease payments under noncancelable operating leases and the present value of future minimum lease payments on capital leases as of December 31, 1999, are as follows:

                                                                Capital       Operating
Year ending December 31,                                        leases          leases
                                                                -------       ---------

     2000                                                   $    64,324        558,970
     2001                                                        62,713        590,992
     2002                                                        44,065        641,880
     2003                                                          --          661,136
     2004                                                          --          680,970
  2005 and thereafter                                              --        3,389,836
                                                             ----------     ----------
                                                                171,102    $ 6,523,784
                                                                            ==========
     Less amount representing interest at 10%                   (22,244)
                                                             ----------
          Present value of net minimum lease payments           148,858
     Less current installments                                  (51,315)
                                                             ----------
          Obligations under capital leases, excluding
            current installments                            $    97,543
                                                             ==========

        Rent expense for 1999 and 1998 was approximately $411,000 and $240,000, respectively.

(5)       Income Taxes

No provision has been made for income taxes as the Company incurred losses during 1999 and 1998. The actual income tax provision differs from the expected income tax benefit computed using the statutory Federal income tax rate of 34 percent applied to pretax loss as a result of the following:

                                                                   1999      1998
                                                                   ----      ----
     Statutory Federal income tax rate                             (34)%     (34)%
     Increase (reduction) in income tax resulting from:
         State income taxes, net of Federal tax                     (6)       (6)
         Change in valuation allowance                              39        40
         Other                                                       1        --
                                                                  ----      ----
               Effective tax rate                                   -- %      -- %
                                                                  ====      ====
The Company has net operating loss carryforwards available for income tax purposes of approximately $7,200,000 at December 31, 1999 which expire in varying amounts, if unused, through 2019. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 1999 and 1998 are as follows:

                                                                         1999         1998
                                                                         ----         ----
     Deferred tax assets:
         Net operating loss carryforward                            $ 2,879,936    1,478,796
         Phantom stock                                                  854,523      413,813
         Employee stock options                                         189,350      116,050
         Capital lease obligations                                       59,543       59,677
         Other                                                           41,911        9,642
                                                                     ----------   ----------
                 Total deferred tax assets                            4,025,263    2,077,978
     Valuation allowance                                             (3,980,863)  (2,029,067)
                                                                     ----------   ----------
                 Net deferred tax assets                                 44,400       48,911
     Deferred tax liability - tax depreciation in excess of book        (44,400)     (48,911)
                                                                     ----------   ----------
                 Net deferred income taxes                          $     --           --
                                                                     ==========   ===========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the net operating loss carryforwards are available to reduce income taxes payable, management has established a valuation allowance for the full amount of the deferred tax assets at December 31, 1999 and 1998. The net change in the valuation allowance during the years ended December 31, 1999 and 1998 was an increase of $1,951,796 and $1,040,889, respectively.

(6)       Stock Options

In April 1998, the Company adopted the NXT 1998 Stock Option Plan that provides for the granting to employees and officers stock options to purchase up to 963,728 shares of the Company’s common stock. Options granted under the plan can be incentive stock options or non-qualified stock options at the discretion of the board of directors. Option exercise prices are required to be at the fair value of the Company’s common stock as determined by the Stock Option Committee at the date of grant, except that the Stock Option Committee may fix the option price of an option not intended to be an incentive stock option at a price that is less than fair market value. Options have a term of up to ten years (or five years for incentive stock options for holders of more than 10 percent of the Company’s common stock) and may be exercisable in whole or in part at any time as the Stock Option Committee shall determine and set forth in each individual option agreement.

NXT applies APB Opinion No. 25 in accounting for its options grants to employees. In 1999 and 1998 the Company recognized in operating expenses approximately $106,000 and $290,000, respectively, of stock compensation expense in connection with options granted below fair value during 1998. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net loss for the years ended December 31, 1999 and 1998 would have been approximately $5,106,000 and $2,679,000, respectively.

The weighted-average fair value of stock options granted during 1999 and 1998 was $1.03 and $1.45, respectively, on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                  Expected dividend yield                                       0%
                                  Average risk-free interest rates                       5.34%
                                  Expected life                                                   5 years

In October 1999, the Company issued 25,000 options to a consultant with an exercise price of $4.13. These options were vested over a 90-day period ended January 18, 2000. The Company recorded compensation expense of approximately $77,000 during the year ended December 31, 1999 in connection with the issuance of these options. As of December 31, 1999, none of these options have been exercised.

        The following is a summary of activity related to stock options for 1999 and 1998:

                                     Weighted
                                      average
                                     exercise          Number
                                       price         of shares
                                     --------        ---------
     December 31, 1997               $   --             --
         Granted                        2.38          538,738
         Canceled                       2.03          (38,642)
                                       -----        ---------
     December 31, 1998                  2.40          500,096
         Granted                        4.56          191,867
         Exercised                      3.21           (3,000)
         Canceled                       3.08         (170,921)
                                       -----        ---------
     December 31, 1999               $  2.97          518,042
                                       =====        =========

        The following table summarizes information about outstanding and exercisable options at December 31, 1999:

                                                         Weighted
                                                          average
                                                         remaining
                                            Number        contract        Number
     Exercise prices                     outstanding       life         exercisable
                                         -----------     ---------      -----------

        $1.05                              175,948          6.34          126,961
        $3.21                              150,255          7.87           39,508
        $4.13                               25,000         10.00           16,667
        $4.63                              166,839          9.05            5,059
                                         ---------        ------         --------
                                           518,042          7.83          188,195
                                         =========        ======         ========

(7)       Stockholders’ Equity

In May 1999, the Company issued 259,179 shares of common stock to each of PTI and Amex, and 86,393 shares of common stock to the Company’s President, for $4.63 per share, resulting in aggregate proceeds to the Company of $2,800,000.

In June 1997, the Company entered into two separate Phantom Stock Agreements with two employees. During 1999 and 1998, they collectively owned 517,266 shares of phantom stock. Upon the occurrence of certain events, these agreements provide for payment to the phantom shareholders, in an amount equal to the then fair market value of the Company’s common stock for each share of phantom stock. The payment may be made in cash or common stock, at the option of the Company. During 1999 and 1998, NXT recorded in operating expenses approximately ($1,102,000) and $623,502 of compensation income (expense), respectively, for the phantom shares based on changes in the fair value of the Company’s common stock.

Warrants to purchase 366,100 shares of common stock at an exercise price of $3.33 which were issued to PTI on July 1, 1997 in connection with the issuance of common stock remain outstanding at December 31, 1999. These warrants are subject to certain anti-dilution adjustments and expire in July 2002. As of December 31, 1999, none of these warrants have been exercised.

On October 14, 1997, Amex purchased 1,350,007 shares of common stock (the “Amex Investment”). As consideration for the common stock, Amex entered into the amended Agreement in which Amex agreed to waive $1,200,000 of future charges for transaction transport services and related fees, which was recognized as prepaid contract costs. During 1998, the Company incurred all of the charges related to the prepaid contract costs. Also under the terms of the amended Agreement, Amex committed to a variety of concessions to NXT, including a reduction or waiver of certain other future charges and fees, valued at approximately $1,800,000, which are classified as intangible contract benefits in the accompanying financial statements and are being amortized on a straight-line basis over the five-year term of the amended Agreement. Amortization for each of 1999 and 1998 was $432,000.

(8)       Retirement Plan

During 1997, the Company established a qualified defined contribution retirement plan under the provisions of Internal Revenue Code Section 401(k). The participants may contribute whole percentage or dollar amounts of salary each pay period, subject to annual federal limitations. The Company may contribute amounts to the plan on a discretionary basis. No Company contributions were made to the plan during 1999 or 1998.

(9)       Significant Customers and Concentration of Credit Risk

During 1999 and 1998, the Company’s three largest customers were related parties and accounted for substantially all of the Company’s revenues. Accounts receivable from these three customers also represent substantially all of the Company’s accounts receivable balances as of December 31, 1999 and 1998.

(10)       Subsequent Event

On December 21, 2000, U.S. Wireless Data, Inc. purchased all of NXT's outstanding common stock.

NXT CORPORATION
BALANCE SHEETS
(Unaudited)

                                                                      September 30,   September 30,
                            ASSETS                                        2000            1999
                            ------                                    ------------    ------------
Current assets:
    Cash and Cash Equivalents ..................................   $    994,912         761,379
    Accounts Receivable ........................................        666,348         552,371
    Due from Affiliates ........................................            489           4,552
    Prepaid Expenses and Other Assets ..........................         42,914          34,456
                                                                   ------------    ------------
                   Total Current Assets ........................      1,704,663       1,352,758
                                                                   ------------    ------------
Furniture and Equipment
    Office and Computer Equipment ..............................        880,818         727,432
    Furniture and Fixtures .....................................        183,169         158,586
    Accumulated Depreciation and Amortization ..................       (666,085)       (454,132)
                                                                   ------------    ------------
                   Furniture and Equipment, net ................        397,902         431,886
                                                                   ------------    ------------
Other Assets
    Restricted Cash ............................................        175,000         175,000
    Intangible Contract Benefits (net of Accumulated
        Amortization $1,260,000 and $828,000) ..................        540,000         972,000
    Prepaid Deposits ...........................................         24,996          24,713
    Other Assets ...............................................          1,410           1,447
                                                                   ------------    ------------
                   Total Other Assets .........................         741,406       1,173,160
                                                                   ------------    ------------

Total Assets ..................................................    $  2,843,971       2,957,804
                                                                   ============    ============

                      LIABILITIES AND
                   STOCKHOLDERS' EQUITY
                   ---------------------
Current liabilities:
    Accounts Payable and Accrued Expenses ......................   $  2,829,438         732,265
    Accrued Compensation and Benefits ..........................        191,373         110,763
    Current Installments of Obligations under Capital Leases ...         56,006          50,003
    Deferred Revenue ...........................................          4,031           7,031
    Current Portion of Note due to MLI .........................          3,302          37,989
    Current Portion due to American Express ....................         87,500          87,500
    Secured Note due to Stockholder ............................      2,650,000         650,000
    Current Portion of Deferred Rent ...........................          8,368           3,247
                                                                   ------------    ------------
                   Total Current Liabilities ...................      5,830,018       1,678,798

    Obligations under Capital Leases, Excluding
        Current Installments ...................................         57,761         110,864
    Note due to MLI, net of Current Portion ....................           --             3,305
    Due to American Express, net of Current Portion ............         65,625         109,375
    Deferred Rent, net of Current Portion ......................         86,815          58,140
                                                                   ------------    ------------
               Total Liabilities ...............................      6,040,219       1,960,482
                                                                   ------------    ------------
Stockholders' Equity (Deficit)
    Common Stock
       Par Value $0.01; 10,000,000 shares authorized,
       6,061,754 and 6,058,754 shares issued and outstanding
       at September 30, 2000 and September 30, 1999 ............         60,618          60,588
    Additional Paid In Capital .................................     11,651,404      11,767,071
    Accumulated Deficit ........................................    (14,908,270)    (10,830,337)
                                                                   ------------    ------------
                   Total Stockholders' Equity (Deficit) ........     (3,196,248)        997,322
                                                                   ------------    ------------
Total Liabilities and Stockholders' Equity (Deficit) ...........   $  2,843,971       2,957,804
                                                                   ============    ============

NXT CORPORATION
STATEMENT OF OPERATIONS
(Unaudited)

                                                        Nine Months Ended
                                                   September 30,   September 30,
                                                       2000            1999
                                                   ------------    ------------
Revenues
    Application Rental ........................   $   116,894         94,817
    Activation Revenue ........................            50          3,270
    Transaction Revenue .......................     3,400,146      2,064,539
    Leased Line Revenue .......................       311,437        150,263
    Software Development Revenue ..............       179,950        130,830
    Other Revenue .............................        23,000          8,600
                                                  -----------    -----------
           Total Revenue ......................     4,031,477      2,452,319
                                                  -----------    -----------
Cost of Services Sold
    Transaction Transport Expense .............     2,576,171      1,768,940
    Leased Line Expense .......................       313,827        221,926
    Discount Rate .............................          --             --
    Other .....................................           311           --
                                                  -----------    -----------
           Total Cost of Services Sold ........     2,890,309      1,990,866
                                                  -----------    -----------

Gross Profit ..................................     1,141,168        461,453

Operating Expenses
    Salaries and Related ......................     2,494,275      1,590,195
    Deferred Compensation .....................        12,737      1,439,772
    Rent ......................................       436,113        289,547
    Supplies ..................................        21,435         22,903
    Office Related ............................        19,681          7,193
    Telephone .................................        54,348         47,652
    Travel ....................................        88,495         49,424
    Legal .....................................       110,733        154,508
    Outside Services ..........................       146,007        257,585
    Repairs & Maintenance .....................        58,547         27,622
    Equipment Rental ..........................        15,030          8,198
    Marketing & Promotional ...................        43,901            395
    Recruiting & Retention                            141,428         54,548
    Other .....................................        23,930         15,160
    Depreciation ..............................       161,841        169,783
    Amortization ..............................       324,845        324,844
                                                  -----------    -----------
           Total Operating Expenses ...........     4,153,346      4,459,329
                                                  -----------    -----------
Operating Income ..............................    (3,012,178)    (3,997,876)

Interest Income ...............................        28,121         36,579
Gain (Loss) on Disposal of Fixed Assets .......          --         (100,349)
Interest Expense ..............................      (190,644)       (56,773)
                                                  -----------    -----------
Net Loss Before Income Taxes ..................   $(3,174,701)    (4,118,419)
                                                  ===========    ===========

NXT CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                               Nine Months Ended
                                                                          September 30,  September 30,
                                                                               2000           1999
                                                                          ------------   -------------
Cash Flows from Operating Activities:
    Net Loss ..........................................................   $(3,174,701)    (4,118,419)

    Adjustments to Reconcile Net Loss
       to Net Cash Used in Operating Activities
          Depreciation and Amortization ...............................       486,684        494,627
          Loss on Disposal of Equipment ...............................          --          100,349
          Stock Compensation ..........................................        29,480      1,439,772
          Decrease in Deferred Rent ...................................        (2,297)          (255)
          Increase in Deferred Rent Expense ...........................        26,222         61,642
          Increase in Accounts Receivable .............................       (73,944)      (220,989)
          Increase in Prepaid Expenses and Other Assets ...............       (10,793)       (35,685)
          Decrease (Increase) in Due from/to Affiliates ...............        35,940         (1,506)
          Increase in Accounts Payable and Accrued Expense ............     1,902,585        101,419
          Increase in Interest Due on Loans from Stkhldrs .............       137,705         38,455
          Increase in Accrued Comp and Benefits .......................        81,739         61,746
          Decrease in Deferred Revenue ................................        (3,666)          (666)
                                                                          -----------    -----------
              Net Cash Used in Operating Activities ...................      (565,046)    (2,079,510)
                                                                          -----------    -----------
Cash Flows from Investing Activities:
    Purchases of Furniture and Equipment ..............................      (132,398)      (226,755)
    Proceeds from Sale of Equipment ...................................          --            2,067
                                                                          -----------    -----------
              Net Cash Used in Investing Activities ...................      (132,398)      (224,688)
                                                                          -----------    -----------
Cash Flows from Financing Activities:
    Proceeds from Promissory Note Issuances ...........................     1,250,000        400,000
    Proceeds from Sale of Common Stock ................................          --        2,800,001
    Principal Payments on American Express Advance ....................       (21,875)       (65,625)
    Principal Payments on Capital Lease Obligations ...................       (38,366)       (28,266)
    Principal Payments on Notes Payable ...............................       (28,771)       (35,081)
    Restricted Cash ...................................................          --         (175,000)
                                                                          -----------    -----------
              Net Cash Provided by in Financing Activities ............     1,160,988      2,896,029
                                                                          -----------    -----------
              Net Increase in Cash and Cash Equivalents ...............       463,544        591,831

Cash and Cash Equivalents Beginning of Period .........................       531,368        169,548
                                                                          -----------    -----------
Cash and Cash Equivalents, End of Period ..............................   $   994,912        761,379
                                                                          ===========    ===========

(1)       Basis of Presentation

The accompanying financial statements included herein have been prepared by NXT Corporation (“NXT” or the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the fiscal year.

(2)       Summary of Significant Accounting Policies

NXT Corporation was incorporated in Delaware on November 20, 1995. The Company provides data transaction transport and custom software development services. The Company operates in the credit card industry, which is highly competitive and subject to risks of technological obsolescence. The Company is dependent upon revenues generated from transactions with certain related parties within the industry, and the majority of its financing has been provided by these related parties.

        (a)         Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        (b)         Revenue Recognition

Transaction fee revenue is earned from the translation and transport of credit card transactions and is recognized as the services are provided. Leased line revenue is recognized as the services are provided. Software development fee revenue is derived from the development of customized software and is recognized upon delivery of the software. Amounts received in advance of meeting the revenue recognition criteria are deferred.

        (c)         Depreciation, Amortization and Recoverability of Long-Lived Assets

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives, as follows:

                                  Computer and office equipment                  3 years
                                  Computer software                                      3 years
                                  Furniture and fixtures                                  5 years
                                  Leasehold improvements                             5 years or lease term, if shorter

Equipment under capital lease is amortized over the shorter of the lease term or its estimated useful life.

NXT’s policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are recognized as the excess of the carrying amount over the fair market value of the asset.

        (d)         Income Taxes

The Company recognizes income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (e)         Stock-Based Compensation

The Company accounts for employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Under APB Opinion No. 25, compensation expense is based upon the difference, if any, between the fair value of the Company’s stock and the exercise price on the date of the grant. Options to purchase common stock granted to other than employees as consideration for goods or services rendered are measured at fair value and are recognized as the goods or services are provided.

        (f)         Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents. Cash equivalents of $994,912 and $761,379 at September 30, 2000 and 1999, respectively, consist of overnight repurchase agreements. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits.

Restricted cash at September 30, 2000 and 1999 consists of a certificate of deposit in the amount of $175,000 in support of a letter of credit held by the lessor of a portion of the Company’s office space.

        (g)         Software Development Costs

Software development costs are expensed as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, does not materially affect the Company.

        (h)         Comprehensive Income

In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements, but does not affect the Company’s financial position or results of operations. Net loss as reported in the statements of operations is the Company’s only component of comprehensive income during all periods presented.

        (i)         Liquidity

During the nine months ended September 30, 2000 and 1999, the Company incurred significant net losses and did not generate sufficient cash flows from operations to cover operating expenses and other obligations. At September 30, 2000, the Company had negative working capital of approximately $4,125,000 and an accumulated deficit of approximately $14,900,000. The Company has future cash requirements to continue to fund its operations and planned growth and there can be no assurance that the Company will be able to obtain adequate financing or generate sufficient cash flows necessary to satisfy these cash requirements.

(3)       Related Party Transactions

The Company receives from and provides services to two of its major shareholders, Paymentech, Inc. (“PTI”), a subsidiary of First USA Inc. and its subsidiary, Merchant Link, Inc. (“MLI”), and American Express Travel Related Services Company, Inc. (“Amex”). Additionally, the Company’s president was the majority owner of Maximize, Inc. (“Maximize”) until July 5, 2000 when all the assets were sold to PTI for $1,000,000 in cash. During the nine months ended September 30, 2000 and 1999, the Company had the following transactions with PTI, MLI, Amex, and Maximize:

        (a)         PTI

During the nine months ended September 30, 2000 and 1999, the Company recorded approximately $770,000 and $817,000, respectively, in transaction fee revenue from PTI for monthly data transport services, $46,000 and $73,000 for leased line revenue, and $167,000 and $2,000 for software development services. At September 30, 2000 and 1999, accounts receivable from PTI was approximately $70,000 and $221,000, respectively.

On July 31, 1998, the Company issued an unsecured promissory note to PTI in the amount of $250,000 with a maturity date of January 31, 1999. On January 4, 1999, the note was canceled and reissued as a secured promissory note with a maturity date of January 31, 2000. The secured promissory note bears interest at 8 percent per annum and is convertible into common stock at $4.63 per share. During 2000 PTI further extended the maturity date to December 31, 2000.

Also on January 4, 1999, the Company issued an additional secured promissory note to PTI in the amount of $400,000 with a maturity date of January 31, 2000. The note was cancelled on September 3, 1999 and the balance was converted into a secured convertible promissory note with a maturity date of January 31, 2000 that permits borrowings up to $2,400,000. The note bears interest at 8 percent per annum and is convertible into common stock at $4.63 per share. By September 30, 2000, the Company had borrowed the full amount of the note of $2,400,000, plus accrued interest of approximately $203,000. On March 3, 2000, PTI extended the maturity date of the note to December 31, 2000.

        (b)         MLI

MLI uses the NXT network for transaction transport services as contracted for in a service agreement dated June 21, 1996. MLI also leases office space to NXT and has provided certain services in addition to office space. During the nine months ended September 30, 2000 and 1999, the Company recorded transaction fee revenue of approximately $1,967,000 and $978,000, respectively, and incurred expenses of $17,000 and $106,000, respectively, for network monitoring costs. The Company also recorded leased line revenue of approximately $86,000 and $3,000, and software development fee revenue of approximately $3,000 and $49,000 during the nine months ended September 30, 2000 and 1999. At September 30, 2000 and 1999, respectively, accounts receivable from MLI was approximately $492,000 and $149,000, respectively, and accounts payable was $2,000 and $0, respectively.

Effective September 1, 1998, the Company began subleasing office space, which had previously been shared by MLI and the Company. This sublease expires on August 30, 2001. Upon entering the sublease the Company acquired from MLI existing furniture and fixtures in exchange for a secured promissory note totaling $76,375. The note bears interest at 8 percent per annum and is payable in equal installments of $3,327 commencing October 1, 1998 and continuing for an additional 24 months thereafter.

        (c)         Amex

Pursuant to an agreement with Amex dated January 29, 1996, as amended on October 14, 1997 (the “Agreement” or the “amended Agreement”), the Company provides to, and receives from, Amex various services related to the transport and management of credit card transactions. In each of the nine months ended September 30, 2000 and 1999, the Company recorded revenue from Amex of approximately $9,000 and $41,000, respectively, from transaction fees, leased line reimbursements and other services, and $0 and $29,000 from software development. The Company also recognized costs of sales to Amex of approximately $2,574,000 and $1,769,000 for transaction transport services, host connection fees and transaction commissions during the nine months ended September 30, 2000 and 1999. As of September 30, 2000 and 1999, included in the accounts payable balance was approximately $2,341,000 and $476,000, respectively due to Amex. Amex has agreed to defer all charges incurred by NXT since March 2000 until December 31, 2000.

Pursuant to the Agreement between the Company and Amex, NXT is required to reimburse Amex a $350,000 advance made to NXT in 1995. Such reimbursement is non-interest bearing and is payable in equal monthly installments in the amount of $7,292 commencing January 1, 1998 and continuing for an additional 47 months thereafter. Amex has agreed to defer reimbursement by NXT from April 2000 until December 31, 2000.

        (d)         Maximize

During the nine months ended September 30, 2000 and 1999, the Company recorded revenue from Maximize of approximately $49,000 and $47,000, respectively, for software development services and data support fees. During the nine months ended September 30, 2000 Maximize refunded to NXT approximately $23,000 for staff salary costs for administrative services and approximately $42,000 for office expenses.

(4)       Property and Equipment

Property and equipment consists of the following at September 30:

                                                           2000          1999
                                                           ----          ----
     Computer equipment                               $  767,749       633,712
     Computer software                                   113,070        93,720
     Office furniture and equipment                      166,238       150,575
     Leasehold improvements                               16,930         8,011
                                                      ----------   -----------
                                                       1,063,987       886,018
     Less accumulated depreciation and amortization     (666,085)     (454,132)
                                                      ----------   -----------
                                                      $  397,902       431,886
                                                      ==========   ===========
Included in computer equipment at September 30, 2000 and 1999 is $62,939 of computer and network equipment under capital leases with accumulated amortization of $33,188 and $9,078, respectively.

(5)       Lease Commitments

NXT has entered into capital leases for certain computer and network equipment that expire on various dates through 2002. On September 1, 1998, the Company entered into a noncancelable operating lease for office space, previously shared by MLI and the Company (note 3), that expires August 30, 2001. During 1999, the Company entered into an operating lease with an unrelated party for additional office space.

Upon the expiration of the existing sublease with MLI in August 2001, the Company has committed to renew their existing lease agreement with the lessor at the then prevailing market rate.

Future minimum lease payments under noncancelable operating leases and the present value of future minimum lease payments on capital leases as of September 30, 2000 are as follows:

                                                                   Capital     Operating
     Year ending December 31,                                       leases       leases
                                                                   -------     ---------
          2000                                                  $   16,463       140,943
          2001                                                      64,242       590,992
          2002                                                      45,594       641,880
          2003                                                         509       661,136
          2004                                                       --          680,970
          2005 and thereafter                                        --        3,389,836
                                                                 ---------   -----------
                                                                   126,808   $ 6,105,757
                                                                             ===========

     Less amount representing interest at 10%                      (13,041)
                                                                 ---------
              Present value of net minimum lease payments          113,767
     Less current installments                                     (56,006)
                                                                 ---------
              Obligations under capital leases, excluding
               current installments                             $   57,761
                                                                 =========
Rent expense for the nine months ended September 30, 2000 and 1999 was approximately $417,000 and $272,000, respectively.

(6)       Income Taxes

No provision has been made for income taxes as the Company incurred losses during the nine months ended September 30, 2000 and 1999.

(7)       Stockholders’ Equity

In May 1999, the Company issued 259,179 shares of common stock to each of PTI and Amex, and 86,393 shares of common stock to the Company’s President, for $4.63 per share, resulting in aggregate proceeds to the Company of $2,800,000.

In June 1997, the Company entered into two separate Phantom Stock Agreements with two employees. During the nine months ended September 30, 2000 and 1999, they collectively owned 517,266 shares of phantom stock. Upon the occurrence of certain events, these agreements provide for payment to the phantom shareholders, in an amount equal to the then fair market value of the Company’s common stock for each share of phantom stock. The payment may be made in cash or common stock, at the option of the Company. During the nine months ended September 30, 2000 and 1999, NXT recorded in operating expenses $0 and $1,360,000, compensation income (expense), respectively, for the phantom shares based on changes in the fair value of the Company’s common stock.

Warrants to purchase 366,100 shares of common stock at an exercise price of $3.33 which were issued to PTI on July 1, 1997 in connection with the issuance of common stock remain outstanding at December 31, 1999. These warrants are subject to certain anti-dilution adjustments and expire in July 2002. As of September 30, 2000, none of these warrants have been exercised.

On October 14, 1997, Amex purchased 1,350,007 shares of common stock (the “Amex Investment”). As consideration for the common stock, Amex entered into the amended Agreement in which Amex agreed to waive $1,200,000 of future charges for transaction transport services and related fees, which was recognized as prepaid contract costs. During 1998, the Company incurred all of the charges related to the prepaid contract costs. Also under the terms of the amended Agreement, Amex committed to a variety of concessions to NXT, including a reduction or waiver of certain other future charges and fees, valued at approximately $1,800,000, which are classified as intangible contract benefits in the accompanying financial statements and are being amortized on a straight-line basis over the five-year term of the amended Agreement. Amortization for each of the nine months ended September 30, 2000 and 1999 was $324,000.

(8)       Retirement Plan

During 1997, the Company established a qualified defined contribution retirement plan under the provisions of Internal Revenue Code Section 401(k). The participants may contribute percentage or dollar amounts of salary each pay period, subject to annual federal limitations. The Company may contribute amounts to the plan on a discretionary basis.

Effective January 1, 2000, the Company amended the 401(k) plan to include an employer match for all participating employees. The Company contributes 25% of the first 4% of the employee’s contribution not to exceed 1% of the employee’s annual salary. Employer contributions vest over a four year period beginning with the employee’s date of hire. During the nine months ended September 30, 2000, the Company has contributed approximately $14,600 in matching funds.

(9)       Significant Customers and Concentration of Credit Risk

During the nine months ended September 30, 2000 and 1999, the Company’s two largest customers accounted for substantially all of the Company’s revenues or approximately 78% and 81%, respectively, of the Company’s revenues. Accounts receivable from these related customers also represent 85% and 73%, respectively, of the Company’s accounts receivable balances as of September 30, 2000 and 1999.

(10)       Subsequent Events

On December 21, 2000, U.S. Wireless Data, Inc. purchased all of NXT's outstanding common stock.

On December 21, 2000, U.S. Wireless Data, Inc. paid approximately $1,752,000 of NXT’s debt to Amex and PTI. Approximately $1,052,000 was paid to Amex and $700,000 was paid to PTI. NXT converted the remaining debt owed to Amex and PTI into NXT common stock immediately prior to the purchase of its common stock by U.S. Wireless Data, Inc.

U.S. WIRELESS DATA, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Financial Statements give effect to the purchase of NXT Corporation (“NXT”) by U.S. Wireless Data, Inc. (“USWD”). These pro forma condensed financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The Unaudited Pro Forma Condensed Financial Information is prepared using the purchase method of accounting. For the purpose of the Unaudited Pro Forma Condensed Financial Information presented below, the purchase price has been calculated based upon the price of $1.875 per share of USWD Common Stock.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated direct fees and expenses related to the acquisition over the net assets acquired represents goodwill, and is classified as goodwill, on the accompanying unaudited pro forma balance sheet. The estimated fair values and useful lives are based on valuation by management which is subject to final adjustment.

The Pro Forma Condensed Balance Sheet of USWD as at September 30, 2000 reflects the financial position of USWD after giving effect to the purchase of NXT and assumes the acquisition took place on September 30, 2000. The Pro Forma Condensed Statement of Operations for the fiscal year ended June 30, 2000 and the three months ended September 30, 2000 assumes the purchase occurred on July 1, 1999.

The unaudited Pro Forma Condensed Financial Information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or financial position of USWD would have been had the acquisition occurred on the date assumed, nor is it necessarily indicative of future results of operation or financial position.

The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. The Unaudited Pro Forma Condensed Financial Information should be read in conjunction with the audited financial statements of USWD in USWD’s Annual Report on Form 10-KSB for the year ended June 30, 2000, the unaudited financial statements of USWD in the Quarterly Report on Form 10-QSB for the period ended September 30, 2000 and December 31, 2000, and the audited financial statements of NXT for the year ended December 31, 1999 and the unaudited financial statements for the nine months ended September 30, 2000, included herein.

U.S. Wireless Data Inc.
Pro Forma Condensed Balance Sheet
(Unaudited)

                                                          September 30, 2000
                                       ---------------------------------------------------------------------
                                       U.S. Wireless         NXT          Pro Forma     September 30, 2000
                                        Data, Inc.       Corporation     Adjustments         Combined
                                       ---------------------------------------------------------------------

ASSETS
Current assets
Cash ................................  $ 36,680,000   $    994,912    $ (1,741,000)(b)/(d)  $ 35,933,912
Accounts receivable, net ............       218,000        666,348            --                 884,348
Notes receivable ....................        82,000           --            41,000 (b)           123,000
Other receivable ....................       176,000            489            --                 176,489
Inventory, net ......................        39,000           --              --                  39,000
Other current assets ................       222,000         42,914            --                 264,914
                                       ------------   ------------    ------------          ------------
                                         37,417,000      1,704,663      (1,700,000)           37,421,663

Restricted cash .....................       576,000        175,000            --                 751,000
Property and equipment, net .........     2,116,000        397,902            --               2,513,902
Goodwill ............................          --          540,000      11,019,344 (b)        11,559,344
Other assets ........................       103,000         26,406            --                 129,406
                                       ------------   ------------    ------------          ------------
Total assets ........................  $ 40,212,000   $  2,843,971    $  9,319,344          $ 52,375,315
                                       ============   ============    ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable ....................  $  1,684,000   $  2,829,438    $ (2,356,198)(d)      $  2,157,240
Accrued liabilities .................     1,073,000        191,373         801,000 (d)/(f)     2,065,373
Notes payable .......................          --        2,740,802      (2,740,802)(d)              --
Other current liabilities ...........          --           60,037            --                  60,037
                                       ------------   ------------    ------------          ------------
                                          2,757,000      5,821,650      (4,296,000)            4,282,650

Deferred rent .......................       157,000          8,368            --                 165,368
Notes payable .......................          --           65,625         (65,625)(d)              --
Other liabilities ...................          --          144,576            --                 144,576
Deposit due to sub lessor ...........       107,000           --              --                 107,000
                                       ------------   ------------    ------------          ------------
Total liabilities ...................     3,021,000      6,040,219      (4,361,625)            4,699,594
                                       ------------    ------------   ------------          ------------

COMMITMENTS AND CONTINGENCIES
Contingent consideration for
  acquistion ........................         --              --           455,000 (e)           455,000
                                       ------------   ------------    ------------          ------------
Total commitments and
  contingencies .....................         --              --           455,000               455,000
                                       ------------   ------------    ------------           ------------
Total stockholders' equity (deficit).    37,191,000     (3,196,248)     13,225,969(e)/(d)     47,220,721
                                       ------------   ------------    ------------          ------------

Total liabilities and
  stockholders' equity (deficit) ...   $ 40,212,000   $  2,843,971    $  9,319,344          $ 52,375,315
                                       ============   ============    ============          ============

U.S. Wireless Data Inc.
Pro Forma Condensed Statement of Operations

                                                For the Twelve Months Ended June 30, 2000 (a)
                                         -------------------------------------------------------------
                                                                                            (Unaudited)
                                             U.S.         (Unaudited)                        Combined
                                           Wireless          NXT           Pro Forma         Pro Forma
                                          Date, Inc.      Corporation     Adjustments         Results
                                         -------------------------------------------------------------

Net revenues: ......................   $    597,000    $  4,712,575            --         $  5,309,575

Cost of revenues: ..................        896,000       3,610,869            --            4,506,869
                                       ------------    ------------       ---------         ----------
Gross loss .........................       (299,000)      1,101,706            --              802,706
                                       ------------    ------------       ---------         ----------

Operating expenses:
Selling, general and administrative.      6,826,000       6,455,889    $  1,101,934(c)      14,383,823
Research and development ...........      1,330,000            --              --            1,330,000
                                       ------------    ------------       ---------         ----------
Total operating expense ............      8,156,000       6,455,889       1,101,934         15,713,823
                                       ------------    ------------       ---------         ----------

Loss from operations ...............     (8,455,000)     (5,354,183)     (1,101,934)       (14,911,117)

Interest income ....................        644,000          32,920            --              676,920
Interest expense ...................       (797,000)       (135,529)           --             (932,529)
Other income (expense) .............         84,000        (100,349)           --              (16,349)
                                       ------------    ------------       ---------         ----------
Net loss ...........................     (8,524,000)     (5,557,141)     (1,101,934)       (15,183,075)

Preferred stock dividends ..........    (45,746,000)           --              --          (45,746,000)
                                       ------------    ------------       ---------         ----------
Net loss available to common
stockholders .......................   $(54,270,000)   $ (5,557,141)   $ (1,101,934)      ($60,929,075)
                                       ============    ============       =========         ==========

Basic and diluted net loss per share
   (after deduction of preferred
    stock dividends)
Net loss available to common
    stockholders ...................   $      (2.26)   $          0               0         $   (2. 43)
                                       ============    ============       =========         ==========

Weighted average common shares
outstanding basic and diluted ......     23,976,000            --         1,125,000         25,101,000 (h)
                                       ============    ============       =========         ==========

U.S. Wireless Data Inc.
Pro Forma Condensed Statement of Operations
(Unaudited)

                                                 For the three months ended September 30, 2000(a)
                                         -------------------------------------------------------------------
                                                                                                   Combined
                                        U.S. Wireless      NXT           Pro Forma                Pro Forma
                                         Data, Inc.     Corporation     Adjustments                Results
                                        --------------------------------------------------------------------

Net revenues: ......................   $    151,000    $  1,466,206               --         $  1,617,206

Cost of revenues: ..................        106,000         993,859               --            1,099,859
                                       ------------    ------------       ------------       ------------
Gross profit (loss) ................         45,000         472,347               --              517,347
                                       ------------    ------------       ------------       ------------

Operating expenses:
Selling, general and administrative.      3,260,000       1,309,613       $    275,484(c)       4,845,097
Research and development ...........        350,000            --                 --              350,000
                                       ------------    ------------       ------------       ------------
Total operating expense ............      3,610,000       1,309,613            275,484          5,195,097
                                       ------------    ------------       ------------       ------------

Loss from operations ...............     (3,565,000)       (837,266)          (275,484)        (4,677,750)

Interest income ....................        627,000          18,795               --              645,795
Interest expense ...................           --           (96,750)              --              (96,750)
Other income .......................         10,000            --                 --               10,000

                                       ------------    ------------       ------------       ------------
Net loss ...........................   ($ 2,928,000)   ($   915,221)      ($   275,484)      ($ 4,118,705)
                                       ============    ============       ============       ============

Basic and diluted net loss per share
   (after deduction of preferred
    stock dividends)
Net loss available to common
    stockholders' ..................   $      (0.35)   $       --         $       --         $      (0.44)
                                       ============    ============       ============       ============

Weighted average common shares
outstanding basic and diluted ......      8,335,000            --            1,125,000          9,460,000 (h)
                                       ============    ============       ============       ============

U.S. Wireless Data Inc.
Notes to the Pro Forma Condensed Financial Statements

        a) U.S. Wireless Data, Inc. (“USWD”) has acquired NXT Corporation (“NXT”). For the purposes of these Pro Forma Condensed Financial Statements the information relating to NXT, which has a year-end of December 31, has been recast to conform to USWD’s year-end of June 30, 2000. Accordingly, the twelve months ended June 30, 2000 of NXT, includes net revenues and net loss of approximately $2,565,000 and $2,260,000 for the six month period ended June 30, 2000 and omits approximately $1,400,000 and $1,724,000 for the six months ended June 30, 1999, respectively.

        b) Represents a note receivable due from current employees of NXT from the conversion of phantom shares, which required withholding taxes to be paid for approximately $41,000.

        c) Represents the applicable amortization expense for intangible assets. The intangible assets have been estimated by management to have a useful life of 10 years and are subject to final adjustment.

        d) To reflect the conversion of $3,717,000 in accounts payable and notes payable to equity and retirement of debt of $1,700,000 for Amex and Paymentech coinciding with the acquisition.

        e) To reflect the issuance of 1,125,000 shares of USWD common stock valued at $2,109,000 to shareholders of NXT and contingently issuable consideration of approximately $4,658,000 to shareholders of NXT, elimination of stockholders’ equity (deficit_ of NXT, liabilities of NXT not assumed and cash payments to shareholders of NXT. The contingently issuable consideration includes approximately $455,000 in cash and 2,242,000 shares of USWD common stock valued at $4,203,000.

        f) Adjusted to reflect incurrence of an estimated $1,055,000 of non-recurring merger-related costs, which have been reflected in the purchase price. These costs include fees for financial advisors, legal advisors, accountants and other costs. This amount does not include any costs incurred to integrate and restructure the operations of USWD and NXT. These integration and restructuring costs, which consist of payments to NXT employees for wages, severance and benefits to the date of the acquisition, are estimated to be $200,000.

        g) The purchase price of NXT, is approximately $13,863,000, which includes purchased assets of approximately $2,844,000 and assumed liabilities of approximately $6,040,000. The amount of the purchase price that is allocated to goodwill, based on management estimates, is approximately $11,019,000. An independent third party is currently valuing the intangible assets.

        h) Represents the weighted average number of common stock outstanding for the period and 1,125,000 shares of USWD’s common stock issued as a result of the merger. This does not include 2,242,000 shares of common stock contingently issuable two years from the date of closing depending on the average share price of USWD common stock.